                           SEAGULL ENERGY CORPORATION

                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Seagull Energy Corporation:

         We consent to the incorporation by reference in the following Registration Statements of Seagull Energy Corporation of our report dated February 9, 1999, relating to the consolidated balance sheets of Seagull Energy Corporation and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears or is incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of Seagull Energy Corporation.

     a.   Form S-8, Seagull Thrift Plan (2-72014).
     b. Form S-8, Seagull Energy Corporation 1981 Non-Qualified and Incentive Stock Option Plan (2-80834).
     c.   Form S-8, ENSTAR Natural Gas Company Thrift Plan (33-14463).
     d. Forms S-8 and S-3, Seagull Energy Corporation 1983 Stock Option Plan (2-93087).
     e. Forms S-8 and S-3, Seagull Energy Corporation 1986 Stock Option Plan (33-22475).
     f.   Form S-8, Seagull Energy Corporation 1990 Stock Option Plan
          (33-43483).
     g.   Form S-8, Seagull Energy Corporation 1993 Stock Option Plan
          (33-50643).
     h. Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors' Stock Option Plan (33-50645).
     i. Form S-3, $350,000,000 Debt Securities of Seagull Energy Corporation (33-65118).
     j. Form S-3, ENSTAR Alaska Group of Common Stock of Seagull Energy Corporation (33-53729).
     k.   Form S-8, Seagull Energy Corporation 1995 Omnibus Stock Plan
          (33-64041).
     l. Form S-3, $300,000,000 Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Securities Warrants of Seagull Energy Corporation (33-64051).
     m. Form S-8, Global Natural Resources In. 1989 Key Employees Stock Option Plan and 1992 Stock Option Plan (333-13393).
     n.   Form S-8, 1998 Omnibus Stock Plan (333-71375).


/s/ KPMG LLP

Houston, Texas
February 15, 1999